Filed Pursuant to Rule 424(b)(5)
Registration No. 333-252145

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 15, 2021)
Oblong, Inc.
4,000,000 SHARES OF COMMON STOCK
SERIES A WARRANTS TO PURCHASE 1,000,000 SHARES OF COMMON STOCK

We are offering 4,000,000 shares of our common stock at a price of $3.10 per share, par value $0.0001 per share, and warrants to purchase 1,000,000 shares of our common stock, at an exercise price of $4.00 per share ("the Series A Warrants"), pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with investors. As of February 12, 2021, our common stock is listed on The Nasdaq Capital Market, or the Nasdaq, under the symbol “OBLG”. On June 25, 2021, the last reported sale price of our common stock on the Nasdaq was $3.96 per share. The aggregate market value of our common stock held by non-affiliates is approximately $68 million based on the closing price of such common stock on the Nasdaq of $4.79 per share on April 30, 2021. There is no established public trading market for the Series A Warrants being offered hereby and we do not expect a market to develop. We have not sold any shares of our common stock during the 12-month period preceding the date of this prospectus supplement pursuant to General Instruction I.B.6 of Form S-3.

In a concurrent private placement, we are selling to the purchasers of shares of our common stock in this offering warrants to purchase 3,000,000 shares of our common stock at an exercise price of $4.40 per share (the "Series B Warrants"). The Series B Warrants will remain exercisable until the three-year anniversary of when they first became exercisable, commencing on the date that is six months and one day after the date of issuance. We are also offering shares of common stock that are issuable from time to time upon exercise of the Series B Warrants offered hereby. The Series B Warrants and the common stock issuable upon the exercise of the Series B Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Series B Warrants are not listed on any securities exchange, and the Series B Warrants and the common stock issuable upon the exercise of the Series B Warrants will be issued and sold without registration under the Securities Act of 1933, as amended, or the Securities Act, or state securities laws, in reliance on the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Without an active trading market, the liquidity of the Series B Warrants will be limited.

We have retained The Special Equities Group, a division of Dawson James Securities, Inc. to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the placement agent the fees set forth in the table below, which assumes that we sell all of the shares of our common stock and the warrants we are offering.

S-i

	Per Share and Series A Warrant	Total
Offering Price	$3.10	$12,400,000
Placement Agent Fees (1)(2)	$0.186	$744,000
Proceeds, before expenses, to us	$2.914	$11,656,000

(1) We have also agreed to pay to the placement agent a cash fee equal to 6% of any proceeds from the exercise of the warrants sold in this offering that were solicited by the placement agent.
(2) In addition, we have agreed to reimburse the placement agent for certain of their fees and expenses, up to $25,000. See “Plan of Distribution” for more information regarding the placement agent’s compensation.
________________
You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully before you invest.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-4 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus, each of which describes specific risks and other information that should be considered before you make an investment decision.
________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
________________

We expect the delivery of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus to be made on or about June 30, 2021.

________________

Placement Agent
The Special Equities Group,
a division of Dawson James Securities, Inc.

The date of this prospectus supplement is June 28, 2021.

S-ii

TABLE OF CONTENTS
Prospectus Supplement                                        Page

Prospectus                                            Page

ABOUT THIS PROSPECTUS	1
OBLONG, INC.	1
RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
THE SECURITIES WE MAY OFFER	4
USE OF PROCEEDS	4
DESCRIPTION OF OUR CAPITAL STOCK	5
DESCRIPTION OF WARRANTS	9
DESCRIPTION OF UNITS	10
LEGAL OWNERSHIP OF SECURITIES	11
PLAN OF DISTRIBUTION	13
LEGAL MATTERS	15
EXPERTS	15
WHERE YOU CAN FIND MORE INFORMATION	15

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to “our company,” “we,” “our,” “Oblong” and “us” refer to Oblong, Inc. and its subsidiaries. Also, any reference to “common share” or “common stock” refers to our common stock, $0.0001 par value per share.
This prospectus supplement and the accompanying prospectus dated January 15, 2021, form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this securities offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. This prospectus supplement and the accompanying prospectus or any free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus or any free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein or any free writing prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any free writing prospectus or of any sale of our securities. Our business, financial condition and results of operation may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein or any free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” a in this prospectus supplement and in the accompanying prospectus. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference should be made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents.
We are not making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus outside the United States.
We are not making any representation to you regarding the legality of an investment in our securities by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein. You also should carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, other information and the exhibits to the registration statement of which the accompanying prospectus is a part.
Overview
Oblong was formed as a Delaware corporation in May 2000 and is a provider of patented multi-stream collaboration technologies and managed services for video collaboration and network applications. Oblong’s innovative and patented technologies seek to change the way people work, create, and communicate. Oblong's flagship product, Mezzanine™, is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 enterprise customers and is a Cisco Solutions Plus integration partner. Mezzanine™ is a family of turn-key products that enable dynamic and immersive visual collaboration across multi-users, multi-screens, multi-devices, and multi-locations. Mezzanine™ allows multiple people to share, control and arrange content simultaneously, from any location, enabling all participants to see the same content in its entirety at the same time in identical formats, resulting in dramatic enhancements to both in-room and virtual videoconference presentations. Applications include video telepresence, laptop and application sharing, whiteboard sharing and slides. Spatial input allows content to be spread across screens, spanning different walls, scalable to an arbitrary number of displays and interaction with our proprietary wand device. Mezzanine™ substantially enhances day-to-day virtual meetings with technology that accelerates decision making, improves communication, and increases productivity. Mezzanine™ scales up to support the most immersive and commanding innovation centers; across to link labs, conference spaces, and situation rooms; and down for the smallest work groups. Mezzanine’s digital collaboration platform can be sold as delivered systems in various configurations for small teams to total immersion experiences. The family includes the 200 Series (two display screen), 300 Series (three screen) and 600 Series (six screen).
On October 1, 2019, the Company acquired all of the outstanding equity interests of Oblong Industries, Inc., a privately held Delaware corporation founded in 2006 (the “Oblong Acquisition”), and on March 6, 2020, the Company changed its name from “Glowpoint, Inc.” to “Oblong, Inc.” Following the completion of the Oblong Acquisition, the formerly separate businesses of Glowpoint and Oblong Industries have been managed by the combined Company separately and involve different products and services. Accordingly, the Company currently operates in two segments: (1) the Glowpoint (now named Oblong) business, which includes managed services for video collaboration and network applications, and (2) the Oblong Industries business, which includes products and services for visual collaboration technologies.
We believe there is a substantial market opportunity for Oblong Industries’ product offerings and services, and we are in the process of transforming our offerings to meet the evolving needs of our customers. As part of the transformation of our business, we are evolving certain aspects of our model by designing and developing software to include subscription-based offerings. Historically, our technology products and services have been developed and consumed in conventional commercial real estate spaces such as conference rooms. As our core collaboration products evolve, we expect to add more contemporary software features along with expanded accessibility beyond commercial spaces through both hybrid and SaaS offerings delivered in the cloud. These initiatives will require significant investment in technology and product development and sales and marketing. We believe additional capital will be required to fund these investments and our operations.

Glowpoint’s business has experienced revenue declines in recent years which we expect to continue. We currently expect to continue operating the Glowpoint business as part of our Company, however, we plan to seek opportunities in the future to divest some or all of Glowpoint’s business.

Corporate Information
Our principal executive offices are located at 25587 Conifer Road, Suite 105-231, Conifer, Colorado 80433 and our telephone number is (303) 640-3838. Our website address is www.oblong.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website as part of this prospectus supplement.

THE OFFERING

The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Common Stock offered by us	4,000,000 shares of common stock;
Warrants offered by us	Series A Warrants to purchase 1,000,000 shares of common stock, at an exercise price of $4.00 per share. The Series A Warrants are exercisable upon issuance and expire on January 4, 2022. This prospectus supplement also includes the offering of the shares of common stock issuable upon exercise of the Series A Warrants.
Common stock outstanding immediately before this offering	26,616,048 shares.
Common stock to be outstanding immediately after this offering (1)	30,616,048 shares.
Public offering price	$3.10 per share.
Use of proceeds
We estimate that the net proceeds to us from the sale of our securities in this offering will be approximately $11.5 million after deducting estimated offering expenses payable by us.

We expect to use the net proceeds from the sale of our securities in this offering for general corporate purposes, which may include working capital, capital expenditures and other corporate expenses.

Private Placement of Warrants
In a concurrent private placement, we are selling to purchasers of our common stock and Series A Warrants in this offering Series B Warrants to purchase 3,000,000 shares of our common stock. Each purchaser in this offering will receive in the private placement Series B Warrants to purchase up to 75% of the number of shares of common stock purchased by such purchaser in this offering. The Series B Warrants will be exercisable commencing six months and one day from the date of issuance at an exercise price of $4.40 per share, subject to adjustment, and will remain exercisable until the three-year anniversary of the date they are first exercisable. We expect the private placement will close concurrently with the closing of this offering. The Series B Warrants and the shares of common stock issuable upon the exercise of the Series B Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. See “Private Placement of Warrants” on page 28 of this prospectus supplement for a more complete description of the concurrent private placement.

Risk factors	See ‘‘Risk Factors’’ of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.
Nasdaq listing for common stock	Our common stock is listed on the Nasdaq under the symbol “OBLG.”
Transfer agent for our common stock	American Stock Transfer & Trust Company, LLC.

(1) The number of shares of common stock that will be outstanding after this offering is based on 26,616,048 shares of common stock outstanding as of June 25, 2021, and also excludes:

•
107,500 shares of common stock issuable upon the exercise of options outstanding under our 2007 and 2014 Equity Incentive Plans as of June 25, 2021, at a weighted-average exercise price of $19.64 per share;

•	3,013,500 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan, as of June 25, 2021;

•	1,146,500 shares of common stock underlying outstanding warrants at a weighted average exercise price of $4.85, as of June 25, 2021;

•	1,000,000 shares of common stock issuable upon the exercise of the Series A Warrants to be issued in this offering as described above; and

•	3,000,000 shares of common stock issuable upon the exercise of the Series B Warrants to be issued in the concurrent private placement, as described under "Private Placement of Warrants."

RISK FACTORS

Investing in our securities involves a high degree of risk. This prospectus supplement does not describe all of those risks. You should consider the risk factors and uncertainties described in this prospectus supplement below, as well as those described under the caption “Risk Factors” in the documents incorporated by reference herein, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 30, 2021, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, each of which are on file with the SEC and are incorporated by reference in this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to purchase any of the securities being offered under this prospectus supplement. Each of the risks described below could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also carefully read the section below titled “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Relating to this Offering

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree. The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds as discussed under “Use of Proceeds” in this prospectus supplement. We have not allocated specific amounts of the net proceeds from this offering for any other purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition and results of operation.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase. If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the amount per share paid for our common stock in this public offering and the as adjusted net tangible book value per share of our common stock immediately after completion of this offering. Based on the public offering price of $3.10 per share, and after deducting the placement agent commission and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $2.66 per share in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock. Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options or warrants, or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

There is no public market for the Series A Warrants to purchase shares of our common stock being offered in this offering. There is no established public trading market for the Series A Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Series A Warrants will be limited.

Due to the speculative nature of the Series A Warrants, there is no guarantee that it will ever be profitable for investors in the offering to exercise their warrants. The Series A Warrants offered hereby do not confer any rights of share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire our common stock at a fixed price for a limited period of time. Investors in this offering may exercise their right to acquire the shares of common stock underlying their Series A Warrants at any time after the date of issuance by paying an exercise price of $4.00 per share prior to their expiration on January 4, 2022, after which date any unexercised warrants will expire and have no further value. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the Series A Warrants, and, consequently, whether it will ever be profitable for investors to exercise their Series A Warrants.

Risks Related to Our Business

The Oblong (formerly Glowpoint) business experienced declines in revenue in recent fiscal years and may continue to experience further revenue decline in future periods. Our revenue increased for calendar year 2020 as compared to calendar year 2019; primarily attributable to the acquisition of Oblong Industries on October 1, 2019. The Oblong (formerly Glowpoint) business has experienced declines in revenue for the last several years. We believe that these revenue declines are primarily due to net attrition of customers and lower demand for Glowpoint’s services given the competitive environment and pressure on pricing that exists in our industry. During the past several years, we had limited resources to invest in product development and sales and marketing in order to reverse the revenue trends in the Glowpoint business.

Our transition to a subscription-based business model may result in, a compression to our topline results, and if we fail to successfully manage the transition, our revenue, business, operating results and free cash flow may be adversely affected. We are currently transitioning to a subscription-based business model and may undergo additional business model changes in the future in order to adapt to changing market demands. Our transition to a subscription-based business model entails significant known and unknown risks and uncertainties, and we cannot assure you that we will be able to complete the transition to a subscription-based business model, or manage the transition successfully and in a timely manner. If we do not complete the transition, or if we fail to manage the transition successfully and in a timely manner, our revenue, business and operating results may be adversely affected. Moreover, we may not realize all of the anticipated benefits of the subscription transition, even if we successfully complete the transition. The transition to a subscription-based business model also means that our historical results, especially those achieved before we began the transition, may not be indicative of our future results.

Regardless of how we manage the transition, our total billings and revenue may be adversely impacted by the transition, particularly when compared to historical periods. Revenue associated with certain SaaS subscription purchases will be recognized ratably over the term of the subscription, resulting in less upfront revenue as compared to our historical revenue from previous product offerings (representing a one-time product sale that consisted of hardware and software). If we are unable to increase the volume of our subscription-based sales in any given period to make up for the lower total dollar value of certain subscription-based sales, our total billings and revenue for such period will be negatively impacted. These factors may also make it difficult to increase our revenue in a given period through additional sales in the same period.

In addition, due to the generally shorter terms of subscription-based licenses, maintaining high customer renewal rates and minimizing customer churn will become increasingly important. Our subscription customers will have no obligation to renew their subscriptions for our solutions after the expiration of the subscription term, and may decide not to renew their subscriptions, or to renew only for a portion of our solutions or on pricing terms that are less favorable to us. Our customers’ renewal rates may decline or fluctuate as a result of a number of factors, including their level of satisfaction with our solutions, their ability to continue their operations and spending levels, the pricing of our solutions and the availability of competing solutions at the time of renewal or hardware refresh. We anticipate that our subscription-based model will require us to dedicate additional resources toward educating our existing and potential customers as to the benefits of the subscription model and our solutions generally, and to re-train our seasoned sales employees on selling subscription-based licenses in order to maintain and increase their productivity. As a result, our sales and marketing costs may increase.

In addition, we have adjusted, and may in the future need to further adjust, our go-to-market cost structure, particularly as it relates to how we structure, effect, and compensate our sales teams, including for renewal transactions, to become more efficient as we transition to the subscription-based business model. If our customers do not renew their subscriptions for our solutions, demand pricing or other concessions prior to renewal, or if our renewal rates fluctuate or decline, our total billings and revenue will fluctuate or decline, and our business and financial results will be negatively affected.

Additional risks associated with our transition to a subscription-based business model include, but are not limited to:
•if current or prospective end customers prefer our historical product offerings, adoption of our subscription-based model may not meet our expectations, or may take longer to achieve than anticipated;
•potential confusion of or creation of concerns among current or prospective end customers and channel partners, including concerns regarding changes to our pricing models;
•we may be unsuccessful in implementing or maintaining subscription-based pricing models, or we may select a pricing model that is not optimal and could negatively affect adoption, renewal rates and our business results;
•our end customers may shift purchases to our lower priced subscription offerings, which could negatively affect our overall financial results;
•when purchasing multi-year term-based subscription licenses we may see an increase in the number of customers who choose to pay for only the first year of the applicable term upfront, which would negatively impact our operating and free cash flows, potentially significantly, and as a result we may need to raise additional capital which we may not be able to do on terms favorable or acceptable to us, or at all;
•our relationships with existing channel partners that are accustomed to selling our existing products may be damaged, and we may be required to dedicate additional time and resources to educate our channel partners about our transition, each of which may negatively affect our business and financial results;
•we may see increased discounting behavior from our sales employees and, if we are unable to monitor, prevent and manage such discounting behavior successfully and in a timely manner, our business and financial results will be negatively affected;
•if we are unsuccessful in adjusting our go-to-market cost structure, or in doing so in a timely or cost-effective manner, we may incur sales compensation costs at a higher than expected sales compensation costs, particularly if the pace of our subscription transition is faster than anticipated;

•we may face additional and/or different financial reporting obligations, which could increase the costs associated with our financial reporting and investor relations activities;
•investors, industry and financial analysts may have difficulty understanding the shift in our business model, resulting in changes in analysts’ financial estimates or failure to meet investor expectations.

Finally, there are many risks or uncertainties that may remain unknown to us until we have gathered more information as part of the transition. If we fail to anticipate these unknowns, whether due to a lack of information, precedent or otherwise, or if we fail to properly manage expected risks and/or execute on our transition to a subscription-based business model, our business and operating results, and our ability to accurately forecast our future operating results, may be adversely affected.

If we fail to successfully execute on our plan to sell more cloud services, which would be sold on a ratable subscription-basis, our results of operations could be adversely affected. We anticipate selling our products and services as cloud-based offerings—which include offerings hosted on public cloud infrastructure—on a ratable subscription basis. This shift will require a considerable investment of resources and will continue to divert resources and increase costs, especially in cost of license and other revenues, in any given period. We have also made, and intend to continue to make, investments in the supporting infrastructure for such cloud-based offerings that we host, and may not recoup the costs of such investments. Such investments of resources may also not improve our long-term growth and results of operations. Further, the increase in some costs associated with our cloud-based services may be difficult to predict over time, especially in light of our lack of historical experience with the costs of delivering cloud-based versions of our solutions.

We believe our plan has certain advantages; however, it also presents a number of risks to us including, but not limited to, the following:

•arrangements entered into on a ratable subscription basis may delay when we can recognize revenue, even when compared to similar term-based subscription sales, and can require up-front costs, which may be significant;
•since revenue is recognized ratably over the term of the customer agreement, any decrease in customer purchases of our ratable subscription-based products and services will not be fully reflected in our operating results until future periods. This will also make it difficult for us to increase our revenue through additional ratable subscription sales in any given period;
•cloud-based ratable subscription arrangements are generally under short-term agreements. Accordingly, our customers generally have no long-term obligation to us and may cancel their subscription at any time, even if our customers are satisfied with our cloud-based subscription products; and
•there is no assurance that the cloud-based solutions we offer on a ratable subscription basis, including new products that we may introduce, will receive broad marketplace acceptance.

If we fail to properly execute on our plan to sell more of our products and services as cloud-based offerings on a ratable subscription basis, our business and operating results would be adversely affected, and the price of our common stock could decline.

Revenue growth and increase in the market share of our products depends on successful adoption of our Mezzanine™ product offerings in the Cisco channel, which requires sufficient sales, marketing and product development funding. Our goal is to grow revenue from an increase in adoption of Oblong Industries’ product offerings. If we cannot successfully gain adoption of our Mezzanine™ product offerings in the Cisco partner channel or through other channels, we may not be able to grow revenue and/or increase the market share of our products. We cannot assure you that we will have sufficient funds available to invest in sales and marketing and continued product development in order to achieve revenue growth.

We have a history of substantial net operating losses and we may incur future net losses. We reported substantial net losses in recent years. We may not be able to achieve revenue growth or profitability or generate positive cash flow on a quarterly or annual basis in the future. If we do not achieve profitability in the future, the value of our common stock may be adversely impacted, and we could have difficulty obtaining capital to continue our operations.

Our business activities may require additional financing that might not be obtainable on acceptable terms, if at all, which could have a material adverse effect on its financial condition, liquidity and its ability to operate as a going concern in the future. The consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 have been prepared assuming that the Company will continue as a going concern. As of March 31, 2021, we had $4.0 million in cash, an accumulated consolidated deficit of $196.3 million resulting from historical net losses, and total obligations of $2.4 million under the Paycheck Protection Program Loan (PPP Loan). In addition, the Oblong (formerly Glowpoint) business has experienced declines in revenue in recent fiscal years, with revenue of $12.6 million, $9.7 million and $6.3 million in 2018, 2019 and 2020, respectively. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In April 2020, we received cash proceeds of $2,417,000 from the PPP Loan from MidFirst Bank under the Paycheck Protection Program (PPP) contained within the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The PPP Loan has a term of two years, is unsecured and is guaranteed by the U.S. Small Business Administration (SBA). The PPP Loan carries a fixed interest rate of one percent (1.0%) per annum, with the first six months of interest deferred. The Company estimates that the entire amount of the PPP Loan will be forgiven. However, this estimate is subject to change and there is no guarantee that the Company will receive any forgiveness for any fixed amount of any PPP Loan principal received by the Company. Our capital requirements in the future will continue to depend on numerous factors, including the timing and amount of revenue for the combined organization, customer renewal rates and the timing of collection of outstanding accounts receivable, in each case particularly as it relates to the combined organization’s major customers, the expense to deliver services, expense for sales and marketing, expense for research and development, capital expenditures, the cost involved in protecting intellectual property rights, the amount of forgiveness of the PPP Loan, if any, and the debt service obligations under the PPP Loan. We expect to continue to invest in product development and sales and marketing expenses with the goal of growing the Company’s revenue in the future. The Company believes that, based on the combined organization’s current projection of revenue, expenses, capital expenditures, debt service obligations and cash flows, it will not have sufficient resources to fund its operations for the next twelve months following the filing of this Report. We believe additional capital will be required to fund operations and provide growth capital including investments in technology, product development and sales and marketing. To access capital to fund operations or provide growth capital, we will need to raise capital in one or more debt and/or equity offerings. There can be no assurance that we will be successful in raising necessary capital or that any such offering will be on terms acceptable to the Company. If we are unable to raise additional capital that may be needed on terms acceptable to us, it could have a material adverse effect on the Company. The factors discussed above raise substantial doubt as to our ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from these uncertainties.

We received a loan under the Paycheck Protection Program of the CARES Act, and all or a portion of the loan may not be forgivable. Under the CARES Act, we will be eligible to apply, and have applied, for forgiveness of certain PPP Loan proceeds used to pay payroll costs, rent, utilities and other qualifying expenses during the eight-week period following receipt of the PPP Loan, provided that we maintained our number of employees and compensation within certain parameters during such period. If the conditions outlined in the PPP Loan program are adhered to by us, all or part of such PPP Loan could be forgiven. The Company estimates that the entire amount of the PPP Loan will be forgiven. However, this estimate is subject to change and there is no guarantee that the Company will receive any forgiveness for any fixed amount of any PPP Loan principal received by the Company.

If we fail to achieve broad market acceptance on a timely basis, we will not be able to compete effectively, and we will likely experience continued declines in revenue and lower gross margins. We operate in a highly competitive, quickly changing environment, and our future success depends on our ability to develop or acquire, and introduce, new products that achieve broad market acceptance. Our future success will depend in large part upon our ability to identify demand trends in the markets in which we operate, and to quickly develop or acquire, and build and sell products that satisfy these demands in a cost-effective manner. In order to differentiate our products from our competitors’ products, we must increase our focus and capital investment in research and development. If our products do not achieve widespread market acceptance, or if we are unsuccessful in capitalizing on market opportunities, our future growth may be slowed and our financial results could be harmed. Also, as the mix of our business increasingly includes new products and services that require additional investment, this shift may adversely impact our margins, at least in the near-term. Successfully predicting demand trends is difficult, and it is very difficult to predict the effect that introducing a new product will have on existing product sales. We will also need to respond effectively to new product announcements by our competitors by quickly introducing competitive products.

In addition, we may not be able to successfully manage integration of any new product lines with our existing products. Selling new product lines in new markets will require our management to explore different strategies in order to be successful. We may be unsuccessful in launching a new product line in new markets which requires management of new suppliers, potential new customers and new business models. Our management may not have the experience of selling in these new markets and we may not be able to grow our business as planned. If we are unable to effectively and successfully further develop these new product lines, we may not be able to achieve our desired sales targets and our gross margins may be adversely affected.

We may experience delays and quality issues in releasing new products, which could result in lower quarterly revenue than expected. In addition, we may experience product introductions that fall short of our projected rates of market adoption. Any future delays in product development and introduction, or product introductions that do not meet broad market acceptance, or unsuccessful launches of new product lines could result in:

•loss of or delay in revenue and loss of market share;
•negative publicity and damage to our reputation and brand;
•a decline in the average selling price of our products; and
•adverse reactions in our sales channels.

Additionally, our level of product gross margins could decline in future periods due to adverse impacts from other factors including:

•Changes in customer, geographic or product mix, including mix of configurations within each product group;
•Introduction of new products, including products with price-performance advantages, and new business models including the transformation of our business to deliver more software and subscription offerings;
•Our ability to reduce production costs;
•Entry into new markets or growth in lower margin markets, including markets with different pricing and cost structures, through acquisitions or internal development;
•Sales discounts;
•Increases in material, labor or other manufacturing-related costs, which could be significant especially during periods of supply constraints such as those impacting the market for memory components;
•Excess inventory, inventory holding charges and obsolescence charges;
•Changes in shipment volume;
•The timing of revenue recognition and revenue deferrals;
•Increased cost (including those caused by tariffs), loss of cost savings or dilution of savings due to changes in component pricing or charges incurred due to inventory holding periods if parts ordering does not correctly anticipate product demand or if the financial health of either contract manufacturers or suppliers deteriorates;
•Lower than expected benefits from value engineering;
•Increased price competition;
•Changes in distribution channels;
•Increased warranty or royalty costs;
•Increased amortization of purchased intangible assets; and

•How well we execute on our strategy and operating plans.

If we cannot successfully introduce new product lines, either through rapid innovation or acquisition of new products or product lines, we may not be able to maintain or increase the market share of our products. In addition, if we are unable to successfully introduce or acquire new products with higher gross margins, or if we are unable to improve the margins on our existing product lines, our revenue and overall gross margin will likely decline.

Product quality problems could lead to reduced revenue, gross margins and higher net losses. We produce highly complex products that incorporate leading-edge technology, including both hardware and software. Software typically contains bugs that can unexpectedly interfere with expected operations. There can be no assurance that our pre-shipment testing programs will be adequate to detect all defects, either ones in individual products or ones that could affect numerous shipments, which might interfere with customer satisfaction, reduce sales opportunities or affect gross margins. From time to time, we have had to replace certain components and provide remediation in response to the discovery of defects or bugs in products that we had shipped. There can be no assurance that such remediation, depending on the product involved, would not have a material impact. An inability to cure a product defect could result in the failure of a product line, temporary or permanent withdrawal from a product or market, damage to our reputation, inventory costs or product reengineering expenses, any of which could have a material impact on our revenue, margins and net loss.

We depend upon the development of new products and services, and enhancements to existing products and services, and if we fail to predict and respond to emerging technological trends and customer’s changing needs, our operating result may suffer. The markets for our products and services are characterized by rapidly changing technology, evolving industry standards and new product and service introductions. Our operating results depend on our ability to develop and introduce new products and services into existing and emerging markets and to reduce the production costs of existing products. If customers do not purchase and/or renew our offerings, our business could be harmed. The process of developing new technology related to market transitions—such as collaboration, digital transformation and cloud—is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends our business could be harmed. We must commit significant resources, including the investments we have been making in our strategic priorities to developing new products and services before knowing whether our investments will result in products and services the market will accept. In particular, if our modeled evolution from on-premises products to hybrid and, ultimately, SaaS consumption of our flagship Mezzanine™ products does not emerge as we believe it will, or if the industry does not evolve as we believe it will, or if our strategy for addressing this evolution is not successful, many of our strategic initiatives and investments may be of no or limited value. Similarly, our business could be harmed if we fail to develop, or fail to develop in a timely fashion, offerings to address other market transitions, or if the offerings addressing these other transitions that ultimately succeed are based on technology, or an approach to technology, different from ours. In addition, our business could be adversely affected in periods surrounding our new product introductions if customers delay purchasing decisions to qualify or otherwise evaluate new product offerings.

We have also been transforming our business to move from selling individual products and services generally consumed in conventional commercial conference rooms to selling products and services integrated into architectures and solutions, and we are seeking to meet the evolving needs of customers which include offering our products and solutions in the manner in which customers wish to consume them. As a part of this transformation, we continue to make changes to how we are organized and how we build and deliver our technology, including changes in our business models with customers. If our strategy for addressing our customer needs, or the architectures and solutions we develop do not meet those needs, or the changes we are making in how we are organized and how we build and deliver or technology is incorrect or ineffective, we may not be able to achieve our customer adoption and revenue goals, in connection with which our operating results and financial condition may be negatively affected.

Furthermore, we may not execute successfully on our vision or strategy because of challenges with regard to product planning and timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors, some of which may also be our partners, providing those solutions before we do and loss of market share, revenue and earnings. In addition, the growth in demand for technology delivered as a service enables new competitors to enter the market. The success of new products and services depends on several factors, including proper new product and service definition, component costs, timely completion and introduction of these products and services, differentiation of new products and services from those of our competitors, and market acceptance of these products and services. There can be no assurance that we will successfully identify new product and services opportunities, develop and bring new products and services to market in a timely manner, or achieve market acceptance of our products and services or that products, services and technologies developed by others will not render our products, services or technologies obsolete or noncompetitive.

Our success depends on our ability to recruit and retain adequate engineering talent. The market for our products and services are characterized by rapidly changing technology. The pressure to innovate and stay ahead of our competitors requires an investment in talent. Specifically, competing successfully in this market depends on our ability to recruit and retain adequate engineering talent. Because of the competitive nature of this industry, this can prove a challenge. Failure to recruit and retain adequate talent could negatively impact our ability to keep up with the rapidly changing technology.

Our success is highly dependent on the evolution of our overall market and on general economic conditions. The market for collaboration technology and services is evolving rapidly. Although certain industry analysts project significant growth for this market, their projections may not be realized. Our future growth depends on broad acceptance and adoption of collaboration technologies and services. In addition, as we continue to develop new solutions designed to address new market demands, such as our Mezzanine™ product offerings, sales of our solutions will in part depend on capturing new spending in these markets, including cloud services. There can be no assurance that this market will grow, that our offerings will be adopted or that businesses will purchase our collaboration technologies and services. If we are unable to react quickly to changes in the market, if the market fails to develop or develops more slowly than expected, or if our services do not achieve market acceptance, then we are unlikely to achieve profitability. Additionally, adverse economic conditions may cause a decline in business and consumer spending which could adversely affect our business and financial performance.

Changes in industry structure and market conditions could lead to charges related to discontinuances of certain of our products or businesses, asset impairments and workforce reductions or restructurings. In response to changes in industry and market conditions, we may be required to strategically realign our resources and to consider restructuring, disposing of or otherwise exiting businesses. Any resource realignment, or decision to limit investment in or dispose of or otherwise exit businesses, may result in the recording of special charges, such as inventory and technology-related write-offs, workforce reduction or restructuring costs, charges relating to consolidation of excess facilities, or claims from third parties who were resellers or users of discontinued products. Our estimates with respect to the useful life or ultimate recoverability of our carrying basis of assets, including goodwill and intangible assets, could change as a result of such assessments and decisions. Although in certain instances our supply agreements allow us the option to cancel, reschedule and adjust our requirements based on our business needs prior to firm orders being placed, our loss contingencies may include liabilities for contracts that we cannot cancel with contract manufacturers and suppliers.

The markets in which we compete are intensely competitive, which could adversely affect our achievement of revenue growth. The markets in which we compete are characterized by rapid change, converging technologies and a migration to collaboration solutions that offer relative advantages. These market factors represent a competitive threat to us. We compete with numerous vendors in each product category. The overall number of our competitors providing niche product solutions may increase. Also, the identity and composition of competitors may change as we increase our activity in newer product areas, and in key priority and growth areas. In addition, the growth in demand for technology delivered as a service enables new competitors to enter the market. As we continue to expand globally, we may see new competition in different geographic regions.

The collaboration industry is highly competitive and includes large, well-financed participants. Some of our competitors compete across many of our product lines, while others are primarily focused in a specific product area. In addition, many of our competitor organizations have substantially greater financial and other resources, including technical and engineering resources, than we do, furnish some of the same services provided by us, and have established relationships with major corporate customers that have policies of purchasing directly from them. Our competitors offer services similar both on a bundled and unbundled basis, creating a highly competitive environment with pressure on pricing of such services. Barriers to entry are relatively low, and new ventures to create products that do or could compete with our products are regularly formed. We believe that as the demand for collaboration technologies continues to increase, additional competitors, many of which may have greater resources than us, will continue to enter this market. Additionally, as we expand into new markets, we will face competition not only from our existing competitors but also from other competitors, including existing companies with strong technological, marketing and sales positions in those markets.

The principal competitive factors in the markets in which we presently compete and may compete in the future include the ability to sell successful business outcomes; product performance; price; the ability to introduce new products, including providing continuous new customer value and products with price-performance advantages; the ability to reduce production costs; the ability to provide value-added features such as security, reliability and investment protection; conformance to standards; market presence; the ability to provide financing; and disruptive technology shifts and new business models.

Industry consolidation may lead to increased competition and may harm our operating results. There is a continuing trend toward industry consolidation in our markets. We expect this trend to continue as companies attempt to strengthen or hold their market positions in an evolving industry and as companies are acquired or are unable to continue operations. Companies that are strategic alliance partners in some areas of our business may acquire or form alliances with our competitors, thereby reducing their business with us. We believe that industry consolidation may result in stronger competitors that are better able to compete as sole-source vendors for customers. This could lead to more variability in our operating results and could have a material adverse effect on our business, operating results and financial condition. Furthermore, particularly in the service provider market, rapid consolidation will lead to fewer customers, with the effect that loss of a major customer could have a material impact on results not anticipated in a customer marketplace composed of more numerous participants.

We rely on a limited number of customers for a significant portion of our revenue, and the loss of any one of those customers, or several of our smaller customers, could materially harm our business. A significant portion of our revenue is generated from a limited number of customers. For the year ended December 31, 2020, two major customers each accounted for 17% of the Company’s total consolidated revenue. The composition of our significant customers will vary from period-to-period and we expect that most of our revenue will continue, for the foreseeable future, to come from a relatively small number of customers. Consequently, our financial results may fluctuate significantly from period-to-period based on the actions of one or more significant customers. A customer may take actions that affect the Company for reasons that we cannot anticipate or control, such as reasons related to the customer’s financial condition, changes in the customer’s business strategy or operations, changes in technology and the introduction of alternative competing products, or as the result of the perceived quality or cost-effectiveness of our products. Our agreements with these customers may be canceled if we materially breach the agreement or for other reasons outside of our control such as insolvency or financial hardship that may result in a customer filing for bankruptcy court protection against unsecured creditors. In addition, our customers may seek to renegotiate the terms of current agreements or renewals. The loss of or a reduction in sales or anticipated sales to our most significant or several of our smaller customers could have a material adverse effect on our business, financial condition and results of operations.

Any system failures or interruptions may cause loss of customers. Our success depends, in part, on the seamless, uninterrupted operation of our managed service offerings. As the complexity and volume continue to increase, we will face increasing demands and challenges in managing them. Any prolonged failure of these services or other systems or hardware that cause significant interruptions to our operations could seriously damage our reputation and result in customer attrition and financial loss.

There is limited market awareness of our services. Our future success will be dependent in significant part on our ability to generate demand for our collaboration technologies and services. To this end, our direct marketing and indirect sales operations must increase market awareness of our service offerings to generate increased revenue. We have limited sales and marketing resources, with seven employees in sales and marketing as of December 31, 2020, and we have had limited resources and/or cash flow in the last several years for spending on advertising, marketing and additional personnel. Our products and services require a sophisticated sales effort targeted at the senior management of our prospective customers. If we were to hire new employees in sales and marketing, those employees will require training and take time to achieve full productivity. We cannot be certain that our new hires will become as productive as necessary or that we will be able to hire enough qualified individuals or retain existing employees in the future. In June 2019, Oblong Industries entered into a sales channel partner agreement with Cisco Systems, Inc. As a result, the family of Mezzanine™ product offerings became available globally on the Cisco Global Price List as a part of the Cisco SolutionsPlus Program. This program allows Cisco’s customers and channel partners to purchase Mezzanine™ through Cisco’s Global Price List to streamline the ordering process. Given the limited history with sales through this channel, there can be no assurance that we will generate significant sales through the Cisco channel program or that our cloud-based products and services will be included in this, or similar, channels. We cannot be certain that we will be successful in our efforts to market and sell our products and services, and, if we are not successful in building market awareness and generating increased sales, future results of operations will be adversely affected.

If we do not effectively compose, structure and compensate our sales force to focus on the end customers and activities that will primarily drive our growth strategy, our business will be adversely affected. As indicated above, our growth is dependent in large part on the success of our sales force and in particular our ability to structure our sales force and sales compensation structure in a way that aligns with our growth strategy. As part of our efforts to appropriately structure and compensate our sales force such that their incentives are properly aligned with our growth strategy, we have made changes to our sales processes, sales segmentation and leadership structures for our sales teams and may need to make additional changes in the future. Such changes may take longer than anticipated to successfully implement, and we may not be able to realize the full benefits thereof, which may have a material adverse impact on our sales productivity as well as our business and operational results generally. In particular, as indicated above, our growth continues to be substantially dependent on our ability to increase our sales to large enterprises, particularly when those sales result in large orders for our solutions. Competition for sales employees who have the knowledge and experience necessary to effectively penetrate major enterprise accounts is fierce, and we may not be successful in hiring such employees, or hiring them on the timelines we anticipate, which will negatively impact our ability to target and penetrate major enterprise accounts. In addition, we anticipate that the sales cycles associated with major accounts will be longer than our traditional sales cycles, which will increase the time it will take our sales managers to become fully productive. In addition, as our organization continues to focus on major accounts and large deals, the productivity of our traditional sales teams may be impacted.

As we continue with this transition to a subscription-based business model, we expect to adjust the compensation structure of our sales force, particularly as it relates to how we compensate our sales teams for sales of cloud services. These segmentation projects, business model transitions and compensation structure changes may lead to fluctuations in sales productivity that will make it more difficult to accurately project our operating results or plan for future growth. If we are unable to effectively manage these changes or implement new sales structures in a timely manner, or if our decision to segment our sales force is not successful in obtaining large sales of our solutions, our growth and ability to achieve long-term projections may be negatively impacted, and our business and operating results will be adversely affected.

Our ability to sell our solutions is dependent in part on ease of use and the quality of our technical support, and any failure to offer high-quality technical support would harm our business, operating results and financial condition. Once our solutions are deployed, our end customers depend on our support organization to resolve any technical issues relating to our solutions. Furthermore, because of the emerging nature of our solutions, our support organization often provides support for and troubleshoots issues for products of other vendors running on our solutions, even if the issue is unrelated to our solutions. There is no assurance that we can solve issues unrelated to our solutions, or that vendors whose products run on our solutions will not challenge our provision of technical assistance to their products. Our ability to provide effective support is largely dependent on our ability to attract, train and retain personnel who are not only qualified to support our solutions, but also well versed in some of the primary applications and hypervisors that our end customers run on our solutions. Furthermore, as we expand our operations internationally, our support organization will face additional challenges, including those associated with delivering support, training and documentation in languages other than English. In addition, as we continue to expand our product portfolio to include additional solutions our ability to provide high-quality support will become more difficult and will involve more complexity. Any failure to maintain high-quality installation and technical support, or a market perception that we do not maintain high-quality support, could harm our reputation and brand, adversely affect our ability to sell our solutions to existing and prospective end customers, and could harm our business, operating results and financial condition.

We rely on third-party software that may be difficult to replace or may not perform adequately. We integrate third-party licensed software components into our technology infrastructure (e.g., ServiceNow, Inc.) in order to provide our services. This software may not continue to be available on commercially reasonable terms or pricing or may fail to continue to be updated to remain competitive. The loss of the right to use this third-party software may increase our expenses or impact the provisioning of our services. The failure of this third-party software could materially impact the performance of our services and may cause material harm to our business or results of operations.

We depend upon our network providers and facilities infrastructure. Our success depends upon our ability to implement, expand and adapt our network infrastructure and support services to accommodate an increasing amount of video traffic and evolving customer requirements at an acceptable cost. This has required and will continue to require that we enter into agreements with providers of infrastructure capacity, equipment, facilities and support services on an ongoing basis. We cannot ensure that any of these agreements can be obtained on satisfactory terms and conditions. We also anticipate that future expansions and adaptations of our network infrastructure facilities may be necessary in order to respond to growth in the number of customers served.

A significant portion of our sales are through distribution channels including both System and audio visual (“AV”) integrators which have been difficult to project and, particularly volatile during the pandemic. Weakness in orders from our distribution channels may harm our operating results and financial condition. Sales to the service provider market have been characterized by large and sporadic purchases, in addition to longer sales cycles. Service provider product orders decreased during the first quarter of fiscal 2021 and in certain prior periods, and at various times in the past, including in recent quarters, we have experienced significant weakness in product orders from service providers. Product orders from the service provider market could continue to decline and, as has been the case in the past, such weakness could persist over extended periods of time given fluctuating market conditions. Sales activity in this industry depends upon the stage of completion of expanding network infrastructures; the availability of funding; and the extent to which service providers are affected by regulatory, economic, and business conditions in the country of operations. Weakness in orders from this industry, including as a result of any slowdown in capital expenditures by service providers (which may be more prevalent during a global economic downturn, or periods of economic, political or regulatory uncertainty), could have a material adverse effect on our business, operating results, and financial condition. Such slowdowns may continue or recur in future periods. Orders from this industry could decline for many reasons other than the competitiveness of our products and services within their respective markets. For example, in the past, many of our service provider customers have been materially and adversely affected by slowdowns in the general economy, by overcapacity, by changes in the service provider market, by regulatory developments, and by constraints on capital availability, resulting in business failures and substantial reductions in spending and expansion plans. These conditions have materially harmed our business and operating results in the past, and could affect our business and operating results in any future period. Finally, service provider customers typically have longer implementation cycles; require a broader range of services, including design services; demand that vendors take on a larger share of risks; often require acceptance provisions, which can lead to a delay in revenue recognition; and expect financing from vendors. All these factors can add further risk to business conducted with service providers.

Disruption of or changes in our distribution model could harm our sales and margins. If we fail to manage distribution of our products and services properly, or if our distributors’ financial condition or operations weaken, our revenue and gross margins could be adversely affected. A significant portion of our products and services are sold through our channel partners, and the remainder is sold through direct sales. Our channel partners include systems integrators, service providers, other resellers, and distributors. Systems integrators and service providers typically sell directly to end users and often provide system installation, technical support, professional services, and other support services in addition to network equipment sales. Systems integrators also typically integrate our products into an overall solution, and a number of service providers are also systems integrators. Distributors stock inventory and typically sell to systems integrators, service providers, and other resellers. We refer to sales through distributors as two-tier system of sales to the end customer. If sales through indirect channels increase, this may lead to greater difficulty in forecasting the mix of our products and, to a degree, the timing of orders from our customers.

Historically, we have seen fluctuations in our gross margins based on changes in the balance of our distribution channels. There can be no assurance that changes in the balance of our distribution model in future periods would not have an adverse effect on our gross margins and profitability. Some factors could result in disruption of or changes in our distribution model, which could harm our sales and margins, including the following: competition with some of our channel partners, including through our direct sales, which may lead these channel partners to use other suppliers that do not directly sell their own products or otherwise compete with them; some of our channel partners may demand that we absorb a greater share of the risks that their customers may ask them to bear; some of our channel partners may have insufficient financial resources and may not be able to withstand changes and challenges in business conditions; and revenue from indirect sales could suffer if our distributors’ financial condition or operations weaken. In addition, we depend on our channel partners globally to comply with applicable regulatory requirements. To the extent that they fail to do so, that could have a material adverse effect on our business, operating results, and financial condition. Further, sales of our products outside of agreed territories can result in disruption to our distribution channels.

Inventory management relating to our sales to our two-tier distribution channel is complex, and excess inventory may harm our gross margins. We must manage inventory relating to sales to our distributors effectively, because inventory held by them could affect our results of operations. Our distributors may increase orders during periods of product shortages, cancel orders if their inventory is too high, or delay orders in anticipation of new products. They also may adjust their orders in response to the supply of our products and the products of our competitors that are available to them, and in response to seasonal fluctuations in end-user demand. Certain of our distributors generally request business terms that allow them to return a portion of inventory, receive credits for changes in selling price, and participate in various cooperative marketing programs. Inventory management remains an area of focus as we balance the need to maintain strategic inventory levels to ensure competitive lead times against the risk of inventory obsolescence because of rapidly changing technology and customer requirements. When facing component supply-related challenges, we have increased our efforts in procuring components in order to meet customer expectations. If we ultimately determine that we have excess inventory, we may have to reduce our prices and write down inventory, which in turn could result in lower gross margins.

Risks Related to Cybersecurity and Regulations

Cyber-attacks, data breaches or malware may disrupt our operations, harm our operating results and financial condition, and damage our reputation, and cyber-attacks or data breaches on our customers’ networks, or in cloud-based services provided by or enabled by us, could result in claims of liability against us, damage our reputation or otherwise harm our business. Despite our implementation of security measures, the products and services we sell to customers, and our servers, data centers and the cloud-based solutions on which our data, and data of our customers, suppliers and business partners are stored, are vulnerable to cyber-attacks, data breaches, malware, and similar disruptions from unauthorized access or tampering by malicious actors or inadvertent error. Any such event could compromise our products, services and networks or those of our customers, and the information stored on our systems or those of our customers could be improperly accessed, processed, disclosed, lost or stolen, which could subject us to liability to our customers, suppliers, business partners and others, give rise to legal/regulatory action, and could have a material adverse effect on our business, operating results and financial condition and may cause damage to our reputation. Efforts to limit the ability of malicious actors to disrupt the operations of the Internet or undermine our own security efforts may be costly to implement and meet with resistance, and may not be successful. Breaches of security in our customers’ networks, or in cloud-based services provided by or enabled by us, regardless of whether the breach is attributable to a vulnerability in our products or services, could result in claims of liability against us, damage our reputation or otherwise harm our business.

Vulnerabilities and critical security defects, prioritization decisions regarding remedying vulnerabilities or security defects, failure of third party providers to remedy vulnerabilities or security defects, or customers not deploying security releases or deciding not to upgrade products, services or solutions could result in claims of liability against us, damage our reputation or otherwise harm our business. The products and services we sell to customers, and our cloud-based solutions, inevitably contain vulnerabilities or critical security defects which have not been remedied and cannot be disclosed without compromising security. We may also make prioritization decisions in determining which vulnerabilities or security defects to fix, and the timing of these fixes, which could result in an exploit which compromises security. Customers also need to test security releases before they can be deployed which can delay implementation. In addition, we rely on third-party providers of software and cloud-based service and we cannot control the rate at which they remedy vulnerabilities. Customers may also not deploy a security release, or decide not to upgrade to the latest versions of our products, services or cloud-based solutions containing the release, leaving them vulnerable. Vulnerabilities and critical security defects, prioritization errors in remedying vulnerabilities or security defects, failure of third-party providers to remedy vulnerabilities or security defects, or customers not deploying security releases or deciding not to upgrade products, services or solutions could result in claims of liability against us, damage our reputation or otherwise harm our business.

Our business, operating results and financial condition could be materially harmed by regulatory uncertainty applicable to our products and services. Changes in regulatory requirements applicable to the industries in which we operate, in the United States and in other countries, could materially affect the sales of our products and services. In particular, changes in telecommunications regulations could impact our service provider customers’ purchase of our products and offers, and they could also impact sales of our own regulated offers. In addition, evolving legal requirements restricting or controlling the collection, processing or cross-border transmission of data, including regulation of cloud-based services, could materially affect our customers’ ability to use, and our ability to sell, our products and offers. Additional areas of uncertainty that could impact sales of our products and offers include laws and regulations related to encryption technology, environmental sustainability, export control, product certification and national security controls applicable to our supply chain. Changes in regulatory requirements in these areas could have a material adverse effect on our business, operating results, and financial condition.

We may experience material disconnections and/or reductions in the prices of our services and may not be able to replace the loss of revenues. Historically, we have experienced both significant disconnections of services and also reductions in the prices of our services. We endeavor to obtain long-term commitments from new customers, as well as expand our relationships with current customers. The disconnection of services by our significant customers or by several of our smaller customers could have a material adverse effect on our business, financial condition and results of operations. Service contract durations and termination liabilities are defined within the terms and conditions of the Company’s agreements with our customers. Termination of services in our existing agreements typically require a minimum of 30 days’ notice and are subject to early termination penalties equal to the amount of accrued and unpaid charges including the remaining term length multiplied by any fixed monthly fees. The standard form of service agreement with us includes an auto-renewal clause at the end of each term if the customer does not choose to terminate service at that time. Certain customers and partners negotiate master agreements with custom termination liabilities that differ from our standard form of service agreement.

Our network could fail, which could negatively impact our revenues. Our success depends upon our ability to deliver reliable, high-speed access to our channels’ and customers’ data centers and upon the ability and willingness of our telecommunications providers to deliver reliable, high-speed telecommunications service through their networks. Our network and facilities, and other networks and facilities providing services to us, are vulnerable to damage, unauthorized access or cessation of operations from human error and tampering, breaches of security, fires, earthquakes, severe storms, power losses, telecommunications failures, software defects, intentional acts of vandalism including computer viruses, and similar events. The occurrence of a natural disaster or other unanticipated problems at the network operations center, key sites at which we locate routers, switches and other computer equipment that make up the backbone of our service offering and hosted infrastructure, or at one or more of our partners’ data centers, could substantially and adversely impact our business. We cannot ensure that we will not experience failures or shutdowns relating to individual facilities or even catastrophic failure of the entire network or hosted infrastructure. Any damage to, or failure of, our systems or service providers could result in reductions in, or terminations of, services supplied to our customers, which could have a material adverse effect on our business and results of operations.

Our network depends upon telecommunications carriers who could limit or deny us access to their network or fail to perform, which would have a material adverse effect on our business. We rely upon the ability and willingness of certain telecommunications carriers and other corporations to provide us with reliable high-speed telecommunications service through their networks. If these telecommunications carriers and other corporations decide not to continue to provide service to us through their networks on substantially the same terms and conditions (including, without limitation, price, early termination liability, and installation interval), if at all, it would have a material adverse effect on our business, financial condition and results of operations. Additionally, many of our service level objectives are dependent upon satisfactory performance by our telecommunications carriers. If they fail to so perform, it may have a material adverse effect on our business.

Cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation and results of operations. In the ordinary course of providing video communications services, we transmit sensitive and proprietary information of our customers. We are dependent on the proper function, availability and security of our information systems, including without limitation those systems utilized in our operations. We have undertaken measures to protect the safety and security of our information systems and the data maintained within those systems, and on an annual basis, we test the adequacy of our security measures. As part of our efforts, we may be required to expend significant capital to protect against the threat of security breaches or to alleviate problems caused by such breaches, including unauthorized access to proprietary customer data stored in our information systems and the introduction of computer malware to our systems. However, there can be no assurance our safety and security measures will detect and prevent security breaches in a timely manner or otherwise prevent damage or interruption of our systems and operations. We may be vulnerable to losses associated with the improper functioning, security breach or unavailability of our information systems. In the event of a cybersecurity incident, our affiliates and customers may seek to hold us liable for any damages, which could result in reputational damage, litigation, or negative publicity, among other negative consequences.

Risks Related to Intellectual Property

Our failure to obtain or maintain the right to use certain intellectual property may negatively affect our business. Our future success and competitive position depends in part upon our ability to obtain and maintain certain proprietary intellectual property to be used in connection with our services. While we are not currently engaged in any intellectual property litigation, we could become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others or we could commence lawsuits against others who we believe are infringing upon our rights. Our involvement in intellectual property litigation could result in significant expense, adversely affecting the development of sales of the challenged product and diverting the efforts of our technical and management personnel, whether or not such litigation is resolved in our favor.

In the event of an adverse outcome as a defendant in any such litigation, we may, among other things, be required to pay substantial damages; cease the development, use or sale of services that infringe upon other patented intellectual property; expend significant resources to develop or acquire non-infringing intellectual property; discontinue the use or incorporation of infringing technology; or obtain licenses to the infringing intellectual property. We cannot ensure that we would be successful in such development or acquisition or that such licenses would be available upon reasonable terms. Any such development, acquisition or license could require the expenditure of substantial time and other resources and could have a negative effect on our business and financial results.

An adverse outcome as plaintiff in any such litigation, in addition to the costs involved, may, among other things, result in the loss of the intellectual property (such as a patent) that was the subject of the lawsuit by a determination of invalidity or unenforceability, significantly increase competition as a result of such determination, and require the payment of penalties resulting from counterclaims by the defendant.

We may not be able to protect the rights to our intellectual property. Failure to protect our existing intellectual property rights may result in the loss of our exclusivity or the right to use our technologies. If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation and/or be enjoined from using such intellectual property. We rely on patent, trade secret, trademark and copyright law to protect our intellectual property. Some of our intellectual property is not covered by any patent. As we further develop our services and related intellectual property, we expect to seek additional patent protection. Our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, we cannot assure that any of the patents owned by us or other patents that other parties license to us in the future will not be invalidated, circumvented, challenged, rendered unenforceable or licensed to others; any of our pending or future patent applications will be issued with the breadth of claim coverage sought by it, if issued at all; or any patents owned by or licensed to us, although valid, will not be dominated by a patent or patents to others having broader claims. Additionally, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.

We also seek to protect our proprietary intellectual property, including intellectual property that may not be patented or patentable, in part by confidentiality agreements. We cannot ensure that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons will not assert rights to intellectual property arising out of these relationships.

Our proprietary rights may prove difficult to enforce. We generally rely on patents, copyrights, trademarks and trade secret laws to establish and maintain proprietary rights in our technology and products. Although we have been issued numerous patents and other patent applications are currently pending, there can be no assurance that any of these patents or other proprietary rights will not be challenged, invalidated or circumvented or that our rights will, in fact, provide competitive advantages to us. Furthermore, many key aspects of networking technology are governed by industry-wide standards, which are usable by all market entrants. In addition, there can be no assurance that patents will be issued from pending applications or that claims allowed on any patents will be sufficiently broad to protect our technology. In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent as do the laws of the United States. The outcome of any actions taken in these foreign countries may be different than if such actions were determined under the laws of the United States. Although we are not dependent on any individual patents or group of patents for particular segments of the business for which we compete, if we are unable to protect our proprietary rights to the totality of the features (including aspects of products protected other than by patent rights) in a market, we may find ourselves at a competitive disadvantage to others who need not incur the substantial expense, time and effort required to create innovative products that have enabled us to be successful.

We may be found to infringe on intellectual property rights of others. Third parties, including customers, have in the past and may in the future assert claims or initiate litigation related to exclusive patent, copyright, trademark and other intellectual property rights to technologies and related standards that are relevant to us. These assertions have increased over time as a result of our growth and the general increase in the pace of patent claims assertions, particularly in the United States. Because of the existence of a large number of patents in the networking field, the secrecy of some pending patents, and the rapid rate of issuance of new patents, it is not economically practical or even possible to determine in advance whether a product or any of its components infringes or will infringe on the patent rights of others. The asserted claims and/or initiated litigation can include claims against us or our manufacturers, suppliers or customers, alleging infringement of their proprietary rights with respect to our existing or future products or components of those products. Regardless of the merit of these claims, they can be time-consuming, result in costly litigation and diversion of technical and management personnel, or require us to develop a non-infringing technology or enter into license agreements. Where claims are made by customers, resistance even to unmeritorious claims could damage customer relationships. There can be no assurance that licenses will be available on acceptable terms and conditions, if at all, or that our indemnification by our suppliers will be adequate to cover our costs if a claim were brought directly against us or our customers. Furthermore, because of the potential for high court awards that are not necessarily predictable, it is not unusual to find even arguably unmeritorious claims settled for significant amounts. If any infringement or other intellectual property claim made against us by any third party is successful, if we are required to indemnify a customer with respect to a claim against the customer, or if we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, our business, operating results, and financial condition could be materially and adversely affected. Our exposure to risks associated with the use of intellectual property may be increased as a result of acquisitions, as we have a lower level of visibility into the development process with respect to such technology or the care taken to safeguard against infringement risks. Further, in the past, third parties have made infringement and similar claims after we have acquired technology that had not been asserted prior to our acquisition.
A number of our solutions incorporate software provided under open source licenses which may restrict or impose certain obligations on how we use or distribute our solutions or subject us to various risks and challenges, which could result in increased development expenses, delays or disruptions to the release or distribution of those solutions, inability to protect our intellectual property rights and increased competition. Certain significant components of our solutions incorporate or are based upon open source software, and we may incorporate open source software into other solutions in the future. Such open source software is generally licensed under open source licenses, including, for example, the GNU General Public License, the GNU Lesser General Public License, "Apache-style" licenses, "BSD-style" licenses and other open source licenses. The use of open source software subjects us to a number of risks and challenges, including, but not limited to:
•If open source software programmers, most of whom we do not employ, do not continue to develop and enhance open source technologies, our development expenses could increase and our product release and upgrade schedules could be delayed.
•Open source software is open to further development or modification by anyone. As a result, others may develop such software to be competitive with our platform and may make such competitive software available as open source. It is also possible for competitors to develop their own solutions using open source software, potentially reducing the demand for, and putting price pressure on, our solutions.
•The licenses under which we license certain types of open source software may require that, if we modify the open source software we receive, we are required to make such modified software and other related proprietary software of ours publicly available without cost and on the same terms. In addition, some open source licenses appear to be permissive in that internal use of the open source software is allowed, but prohibit commercial uses, or treat provision of cloud services as triggering the requirement to make proprietary software publicly available. Accordingly, we monitor our use of open source software in an effort to avoid subjecting our proprietary software to such conditions and others we do not intend. Although we believe that we have complied with our obligations under the various applicable licenses for open source software that we use, our processes used to monitor how open source software is used could be subject to error. In addition, there is little or no legal precedent governing the interpretation of terms in most of these licenses and licensors sometimes change their license terms. Therefore, any improper usage of open source, including a failure to identify changes in license terms, could result in unanticipated obligations regarding our solutions and technologies, which could have an adverse impact on our intellectual property rights and our ability to derive revenue from solutions incorporating the open source software.
•If an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur legal expenses defending against such allegations, or engineering expenses in developing a substitute solution.

If we are unable to successfully address the challenges of integrating offerings based upon open source technology into our business, our business and operating results may be adversely affected and our development costs may increase.

We are exposed to the credit and other counterparty risk of our customers in the ordinary course of our business. Our customers have varying degrees of creditworthiness, and we may not always be able to fully anticipate or detect deterioration in their creditworthiness and overall financial condition, which could expose us to an increased risk of nonpayment under our contracts with them. In the event that a material customer or customers default on their payment obligations to us, discontinue buying services from us or use their buying power with us to reduce its revenue, this could materially adversely affect our financial condition, results of operations or cash flows.

Failure to retain and recruit key personnel would harm our ability to meet key objectives. We have attracted a highly skilled management team and specialized workforce. Our future success is dependent in part on our ability to attract and retain highly skilled technical, managerial, sales and marketing personnel. Competition for these personnel is intense. Our inability to hire qualified personnel on a timely basis, or the departure of key employees

(including Peter Holst, the Company’s President and CEO) without a suitable replacement therefor could materially and adversely affect our business development and therefore, our business, prospects, results of operations and financial condition. Stock incentive plans are designed to reward employees for their long-term contributions and provide incentives for them to remain with us. Volatility or lack of positive performance in our stock price or equity incentive awards, or changes to our overall compensation program, including our stock incentive program, resulting from the management of share dilution and share-based compensation expense or otherwise, may also adversely affect our ability to retain key employees. As a result of one or more of these factors, we may increase our hiring in geographic areas outside the United States, which could subject us to additional geopolitical and exchange rate risk. The loss of services of any of our key personnel; the inability to retain and attract qualified personnel in the future; or delays in hiring required personnel, particularly engineering and sales personnel, could make it difficult to meet key objectives, such as timely and effective product introductions. In addition, companies in our industry whose employees accept positions with competitors frequently claim that competitors have engaged in improper hiring practices. We have received these claims in the past and may receive additional claims to this effect in the future.

If our actual liability for sales and use taxes and federal regulatory fees is different from our accrued liability, it could have a material impact on our financial condition. Each state has different rules and regulations governing sales and use taxes, and these rules and regulations are subject to varying interpretations that may change over time. We review these rules and regulations periodically and, when we believe our services are subject to sales and use taxes in a particular state, we voluntarily engage state tax authorities in order to determine how to comply with their rules and regulations. Vendors of services, like us, are typically held responsible by taxing authorities for the collection and payment of any applicable sales taxes and federal fees. If one or more taxing authorities determines that taxes should have, but have not, been paid with respect to our services, we may be liable for past taxes in addition to taxes going forward. Liability for past taxes may also include very substantial interest and penalty charges. Our customer contracts provide that our customers must pay all applicable sales taxes and fees. Nevertheless, customers may be reluctant to pay back taxes and may refuse responsibility for interest or penalties associated with those taxes. If we are required to collect and pay back taxes and the associated interest and penalties, and if our customers fail or refuse to reimburse us for all or a portion of these amounts, we will have incurred unplanned expenses that may be substantial. Moreover, imposition of such taxes on our services going forward will effectively increase the cost of such services to our customers and may adversely affect our ability to retain existing customers or to gain new customers in the areas in which such taxes are imposed. We may also become subject to tax audits or similar procedures in states where we already pays sales and use taxes. The assessment of taxes, interest, and penalties as a result of audits, litigation, or otherwise could be materially adverse to our current and future results of operations and financial condition.

Supply chain issues, including financial problems of contract manufacturers or component suppliers, or a shortage of adequate component supply or manufacturing capacity that increase our costs or cause a delay in our ability to fulfill orders, could have an adverse impact on our business and operating results, and our failure to estimate customer demand properly may result in excess or obsolete component supply, which could adversely affect our gross margins. We rely on other companies to supply some components of our Mezzanine products and of our network infrastructure and the means to access our network. Certain products and services that we resell and certain components that we require are available only from limited sources. We could be adversely affected if such sources were to become unavailable to us on commercially reasonable terms. We cannot ensure that, on an ongoing basis, we will be able to obtain third-party services cost-effectively and on the scale and within the time frames that we require, if at all. Failure to obtain or to continue to make use of such third-party services would have a material adverse effect on our business, financial condition and results of operations. The fact that we do not own or operate manufacturing facilities and that we are reliant on our supply chain could have an adverse impact on the supply of our products and on our business and operating results. Financial problems of either contract manufacturers or component suppliers, reservation of manufacturing capacity at our contract manufacturers by other companies, and industry consolidation occurring within one or more component supplier markets, such as the semiconductor market, in each case, could either limit supply or increase costs.

A reduction or interruption in supply, including disruptions on our global supply chain as a result of the COVID-19 pandemic; a significant increase in the price of one or more components; a failure to adequately authorize procurement of inventory by our contract manufacturers; a failure to appropriately cancel, reschedule or adjust our requirements based on our business needs; or a decrease in demand for our products could materially adversely affect our business, operating results and financial condition and could materially damage customer relationships. Furthermore, as a result of binding price or purchase commitments with suppliers, we may be obligated to purchase components at prices that are higher than those available in the current market. In the event that we become committed to purchase components at prices in excess of the current market price when the components are actually used, our gross margins could decrease. We have experienced longer than normal lead times in the past 12 months. In addition, vendors may be under pressure to allocate product to certain customers for business, regulatory or political reasons, and/or demand changes in agreed pricing as a condition of supply. Although we have generally secured additional supply or taken other mitigation actions when significant disruptions have occurred, if similar situations occur in the future, they could have a material adverse effect on our business, results of operations, and financial condition.

Our growth and ability to meet customer demands depend in part on our ability to obtain timely deliveries of parts from our suppliers and contract manufacturers. We have experienced component shortages in the past, including shortages caused by manufacturing process issues, that have affected our operations. We may in the future experience a shortage of certain component parts as a result of our own manufacturing issues, manufacturing issues at our suppliers or contract manufacturers, capacity problems experienced by our suppliers or contract manufacturers including capacity or cost problems resulting from industry consolidation, or strong demand for those parts. Growth in the economy is likely to create greater pressures on us and our suppliers to accurately project overall component demand and component demands within specific product categories and to establish optimal component levels and manufacturing capacity, especially for labor-intensive components, components for which we purchase a substantial portion of the supply, or the re-ramping of manufacturing capacity for highly complex products. During periods of shortages or delays the price of components may increase, or the components may not be available at all, and we may also encounter shortages if we do not accurately anticipate our needs. We may not be able to secure enough components at reasonable prices or of acceptable quality to build new products in a timely manner in the quantities or configurations needed. Accordingly, our revenue and gross margins could suffer until other sources can be developed.

Our operating results would also be adversely affected if, anticipating greater demand than actually develops, we commit to the purchase of more components than we need, which is more likely to occur in a period of demand uncertainties such as we are currently experiencing. There can be no assurance that we will not encounter these problems in the future. Although in many cases we use standard parts and components for our products, certain components are presently available only from a single source or limited sources, and a global economic downturn and related market uncertainty could negatively impact the availability of components from one or more of these sources, especially during times such as we have recently seen when there are supplier constraints based on labor and other actions taken during economic downturns. We may not be able to diversify sources in a timely manner, which could harm our ability to deliver products to customers and seriously impact present and future sales.

We believe that we may be faced with the following challenges in the future: new markets in which we participate may grow quickly, which may make it difficult to quickly obtain significant component capacity; as we acquire companies and new technologies, we may be dependent on unfamiliar supply chains or relatively small supply partners; and we face competition for certain components that are supply-constrained, from existing competitors, and companies in other markets.

Manufacturing capacity and component supply constraints could continue to be significant issues for us. We purchase components from a variety of suppliers and use several contract manufacturers to provide manufacturing services for our products. During the normal course of business, in order to improve manufacturing lead-time performance and to help ensure adequate component supply, we enter into agreements with contract manufacturers and suppliers that either allow them to procure inventory based upon criteria as defined by us or that establish the parameters defining our requirements. In certain instances, these agreements allow us the option to cancel, reschedule, and adjust our requirements based on our business needs prior to firm orders being placed. When facing component supply-related challenges we have increased our efforts in procuring components in order to meet customer expectations, which in turn contributes to an increase in purchase commitments. Increases in our purchase commitments to shorten lead times could also lead to excess and obsolete inventory charges if the demand for our products is less than our expectations. If we fail to anticipate customer demand properly, an oversupply of parts could result in excess or obsolete components that could adversely affect our gross margins.

Over the long term we intend to invest in engineering, sales, service and marketing activities, and in key priority and growth areas, and these investments may achieve delayed, or lower than expected, benefits which could harm our operating results. While we intend to focus on managing our costs and expenses, over the long term, we also intend to invest in personnel and other resources related to our engineering, sales, service and marketing functions as we realign and dedicate resources on key priority and growth areas. We are likely to recognize the costs associated with these investments earlier than some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect. If we do not achieve the benefits anticipated from these investments (including if our selection of areas for investment does not play out as we expect), or if the achievement of these benefits is delayed, our operating results may be adversely affected.

We have made (Glowpoint acquired Affinity VideoNet in 2013 and merged with Oblong in 2019) and may continue to make acquisitions that could disrupt our operations and harm our operating results. Our growth depends upon market growth, our ability to enhance our existing products, and our ability to introduce new products on a timely basis. We intend to continue to address the need to develop new products and enhance existing products through acquisitions of other companies, product lines, technologies and personnel. Acquisitions involve numerous risks, including the following:

•Difficulties in integrating the operations, systems, technologies, products and personnel of the acquired companies, particularly companies with large and widespread operations and/or complex products
•Diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations resulting from acquisitions
•Potential difficulties in completing projects associated with in-process research and development intangibles
•Difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions
•Initial dependence on unfamiliar supply chains or relatively small supply partners
•Insufficient revenue to offset increased expenses associated with acquisitions
•The potential loss of key employees, customers, distributors, vendors and other business partners of the companies we acquire following and continuing after announcement of acquisition plans

Acquisitions may also cause us to:

•Issue common stock that would dilute our current shareholders’ percentage ownership
•Use a substantial portion of our cash resources, or incur debt
•Significantly increase our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition
•Assume liabilities
•Record goodwill and intangible assets that are subject to impairment testing on a regular basis and potential periodic impairment charges
•Incur amortization expenses related to certain intangible assets
•Incur tax expenses related to the effect of acquisitions on our legal structure
•Incur large write-offs and restructuring and other related expense
•Become subject to intellectual property or other litigation

Mergers and acquisitions of high-technology companies are inherently risky and subject to many factors outside of our control, and no assurance can be given that our previous or future acquisitions will be successful and will not materially adversely affect our business, operating results or financial condition. Failure to manage and successfully integrate acquisitions could materially harm our business and operating results. Prior acquisitions have resulted in a wide range of outcomes, from successful introduction of new products and technologies to a failure to do so. Even when an acquired company has already developed and marketed products, there can be no assurance that product enhancements will be made in a timely fashion or that pre-acquisition due diligence will have identified all possible issues that might arise with respect to such products. In addition, our effective tax rate for future periods is uncertain and could be impacted by mergers and acquisitions. Risks related to new product development also apply to acquisitions.

We will need to raise additional capital by issuing securities or debt, which may cause significant dilution to our stockholders and restrict our operations. We will need to raise additional capital to fund our near and long-term operations. Additional financing may not be available when we need it or may not be available on favorable terms. To the extent that we raise additional capital by issuing equity securities, the terms of such an issuance may cause more significant dilution to our stockholders’ ownership, and the terms of any new equity securities may have preferences over the combined organization’s common stock. Any debt financing we enter into may involve covenants that restrict our operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens, pay dividends, redeem stock or make investments.
Risks Related to Our Business Resulting From the Coronavirus Pandemic

The coronavirus pandemic is a serious threat to health and economic well-being affecting our employees, investors, customers, and other business partners. On March 11, 2020, the World Health Organization announced that infections of the novel Coronavirus (COVID-19) had become pandemic, and on March 13, 2020, the U.S. President announced a National Emergency relating to the disease. Throughout 2020, widespread infection in the United States and abroad prompted National, state, and local authorities to require or recommend social distancing and impose quarantine and isolation measures on large portions of the population, including mandatory business closures. These measures, while intended to protect human life, have had serious adverse impacts on domestic and foreign economies, and these impacts could continue, in various degrees of severity and for an uncertain duration. The long-term effectiveness of economic stabilization efforts, including government payments to affected citizens and industries is uncertain.

The sweeping nature of the coronavirus pandemic makes it extremely difficult to predict how the Company’s business and operations will be affected in the longer run, but we expect that it may materially affect our business, financial condition and results of operations. The COVID-19 pandemic materially affected our revenue and results of operations for the three months ended March 31, 2021, as we experienced delayed orders in our distribution channels as a direct result of customer implementation schedules shifting due to the ongoing COVID-19 pandemic. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Moreover, the coronavirus outbreak has had indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that this coronavirus or any other epidemic harms the global economy generally and/or the markets in which we operate specifically.

Further, our current and potential customers may likely be required to continue to allocate resources and adjust budgets to accommodate potential contingencies related to the effects of the coronavirus and measures required to be put in place to prevent and contain contamination of the virus. An existing major customer of the Company suspended certain professional services we provided to the customer effective April 30, 2020, due to COVID-19. These services accounted for $1.0 million, or 9%, of the Company’s revenue for the year ended December 31, 2020. Uncertainties resulting from COVID-19 may result in additional customers delaying budget expenditures or re-allocating resources, which would result in a decrease in orders from these customers. Any such decrease in orders from these customers could cause a material adverse effect on our operations and financial results and our ability to generate positive cash flows. Further, our current service offerings and our future growth may be minimized to a point that would be detrimental to our business development activities.

Any of the foregoing factors, or other cascading effects of the coronavirus pandemic that are not currently foreseeable, could materially increase our costs, negatively impact our sales and damage the company’s results of operations and its liquidity position, possibly to a significant degree. The duration of any such impacts cannot be predicted.

A material disruption in our workplace as a result of the coronavirus could affect our ability to carry on our business operations in the ordinary course and may require additional cost and effort should our employees continue to not be able to be physically on-premises. While many of our employees work remotely in the ordinary course, other employees work from our offices. Should we continue to experience periods where it is not prudent for some or all of these employees to be physically present on-site, we may not have the benefit of the time and skills of such employees or we may be required to adjust our current business operations and processes to permit some or all of such employees to work remotely in order to avoid the potential spread of the virus. In addition, for a currently indeterminate amount of time we may be forced to continue to suspend all non-essential travel for our employees and discourage employee attendance at industry events and in-person work-related meetings. We can offer no assurances that these adjustments would not cause material disruptions to our daily operations or require us to expend our time, energy and resources to make necessary adjustments, and they therefore may result in a material adverse effect on our sales, research and development and other critical areas of our business model.

Risks to Owning Our Common Stock

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our common stock could incur substantial losses. Historically, our common stock has experienced substantial price volatility, particularly as a result of variations between our actual financial results and the published expectations of analysts and as a result of announcements by our competitors and us. Furthermore, speculation in the press or investment community about our strategic position, financial condition, results of operations, business, and security of our products or significant transactions can cause changes in our stock price. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of many technology companies, in particular, and that have often been unrelated to the operating performance of these companies. These factors, as well as general economic and political conditions and the announcement of proposed and completed acquisitions or other significant transactions, or any difficulties associated with such transactions, by us or our current or potential competitors, may materially adversely affect the market price of our common stock in the future. The market price for our common stock may be influenced by many factors, including the following:

•investor reaction to our business strategy;
•the success of competitive products or technologies;
•our continued compliance with the listing standards of the Nasdaq;
•regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our products;
•variations in our financial results or those of companies that are perceived to be similar to us;
•our ability or inability to raise additional capital and the terms on which we raise it;
•declines in the market prices of stocks generally;
•trading volume of our common stock;
•sales of our common stock by us or our stockholders;
•general economic, industry and market conditions;
•the transformation of our business to deliver more software and subscriptions offerings where revenue is recognized over time;
•fluctuations in demand for our products and services, especially with respect to distributors and partners, in part due to changes in the global economic environment;
•the introduction and market acceptance of new technologies and products, and our success in new evolving markets, and in emerging technologies, as well as the adoption of new standards;
•the ability of our customers, channel partners, contract manufacturers and suppliers to obtain financing or to fund capital expenditures, especially during a period of global credit market disruption or in the event of customer, channel partner, contract manufacturer or supplier financial problem;
•the overall movement toward industry consolidation among both our competitors and our customers;

•changes in sales and implementation cycles for our products and reduced visibility into our customers’ spending plans and associated revenue;
•the timing, size and mix of orders from customers;
•manufacturing and customer lead times;
•how well we execute on our strategy and operating plans and the impact of changes in our business model that could result in significant restructuring charges;
•our ability to achieve targeted cost reductions;
•benefits anticipated from our investments;
•changes in tax law or accounting rules, or interpretations thereof;
•actual events, circumstances, outcomes and amounts differing from judgments, assumptions and estimates used in determining the values of certain assets (including the amounts of related valuation allowances), liabilities, and other items reflected in our Consolidated Financial Statements; and
•other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the outbreak of the novel coronavirus (COVID-19), and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. Further, recent increases are significantly inconsistent with any improvements in actual or expected operating performance, financial condition or other indicators of value, including our loss per share of $1.48 and $1.52 for the years ended December 31, 2020 and 2019, respectively. Since the stock price of our common stock has fluctuated in the past, has been recently volatile and may be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current prices or that future sales of our common stock will not be at prices lower than those sold to investors.

Throughout much of our corporate history, our common stock has been thinly traded, and therefore has therefore been susceptible to wide price swings. While our common stock has recently experienced increased trading volume, we cannot ensure that this level of trading volume will continue, or that the increased trading volumes will lessen the historic volatility in the price for our common stock. Thinly traded stocks are more susceptible to significant and sudden price changes and the liquidity of our common stock depends upon the presence in the marketplace of willing buyers and sellers. At any time, the liquidity of our common stock may decrease to the thinly traded levels it has experienced in the past, and we cannot ensure that any holder of our securities will be able to find a buyer for its shares. Further, we cannot ensure that an organized public market for our securities will continue or that there will be any private demand for our common stock.

Additionally, recently, securities of certain companies have experienced significant and extreme volatility in stock price due short sellers of shares of common stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. While we have no reason to believe our shares would be the target of a short squeeze, there can be no assurance that we will not be in the future, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.

Penny stock regulations may impose certain restrictions on the marketability of our securities. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Our common stock is presently subject to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a “penny stock,” unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the “penny stock” market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the “penny stock” held in the account and information on the limited market in “penny stocks.” Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our securities and may negatively affect the ability of purchasers of our shares of common stock to sell such securities.

Future operating results may vary from quarter to quarter, and we may fail to meet the expectations of securities analysts and investors at any given time. We have experienced, and may continue to experience, significant quarterly fluctuations in operating results. Factors that cause fluctuation in our results of operations include lack of revenue growth or declines in revenue and declines in gross margins and increases in operating expenses. Accordingly, it is possible that in one or more future quarters our operating results will be adversely affected and fall below the expectations of securities analysts and investors. If this happens, the trading price of our common stock may decline.

Sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could reduce the market price of our common stock and make it more difficult for us and our stockholders to sell our equity securities in the future. The sale into the public market of a significant number of shares of common stock issued upon the conversion of the Series D and Series E Preferred Stock in February 2021, or the resale into the public market of shares issued in prior or future financings, could depress the trading price of our common stock and make it more difficult for us or our stockholders to sell equity securities in the future. Such transactions may include, but are not limited to (i) any future issuances by us of additional shares of our common stock or of other securities that are convertible or exchangeable for shares of common stock; and (ii) the resale of any previously issued but restricted shares of our common stock that become freely available for re- sale, whether through an effective registration statement or under Rule 144 of the Securities Act.

While the sale of shares to the public might increase the trading volume of our common stock and thus the liquidity of our stockholders’ investments, the resulting increase in the number of shares available for public sale could drive the price of our common stock down, thus reducing the value of our stockholders’ investment and perhaps hindering our ability to raise additional funds in the future.

Our charter documents and Delaware law could discourage takeover attempts and lead to management entrenchment. The Company’s certificate of incorporation and amended and restated bylaws contain provisions that could delay or prevent a change in control of the company. These provisions could also make it difficult for stockholders to elect directors that are not nominated by the current members of the board of directors or take other corporate actions, including effecting changes in the Company’s management. These provisions include:

•no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
•the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
•the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on its board of directors;

•the requirement that a special meeting of stockholders may be called only by the chairman of our board of directors or a majority of our board of directors, which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;
•the ability of our board of directors, by majority vote, to amend the Company’s amended and restated bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the amended and restated bylaws to facilitate an unsolicited takeover attempt; and
•advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

General Risks

We incur significant accounting and administrative costs as a publicly traded corporation that impact our financial condition. As a publicly traded corporation, we incur certain costs to comply with regulatory requirements. If regulatory requirements were to become more stringent or if controls thought to be effective later fail, we may be forced to make additional expenditures, the amounts of which could be material. Some of our competitors are privately owned so their comparatively lower accounting and administrative costs can be a competitive disadvantage for us. Should our sales continue to decline or if we are unsuccessful at increasing prices to cover higher expenditures for internal controls and audits, ours costs associated with regulatory compliance will rise as a percentage of sales.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders may not be confident in our financial reporting, which could adversely affect the price of our stock and harm our business. Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to include in our annual report on Form 10-K its assessment of the effectiveness of our internal controls over financial reporting. Although we believe that we currently have adequate internal control procedures in place, we cannot be certain that our internal controls over financial reporting will remain effective. If we cannot adequately maintain the effectiveness of our internal controls over financial reporting, we may be subject to liability and/or sanctions or investigation by regulatory authorities, such as the SEC. Any such action could adversely affect our financial results and the market price of our common stock.

We could fail to satisfy the standards to maintain our listing on a stock exchange. We could fail to satisfy the standards for continued exchange listing on the Nasdaq Capital Market such as standards having to do with a minimum share price, the minimum number of public shareholders, a minimum amount of stockholders’ equity or the aggregate market value of publicly held shares. As a result of each of the foregoing, we may be unable to maintain our listing on the Nasdaq Capital Market, which would negatively affect, among other things (i) our ability to raise capital on terms we deem advisable, or at all, and (ii) the liquidity of our common stock. Failure to obtain financing, or obtaining financing on unfavorable terms, could result in a decrease in our stock price, would have a material adverse effect on future operating prospects and could require us to significantly reduce operations. Any holder of our securities should regard them as a long-term investment and should be prepared to bear the economic risk of an investment in such securities for an indefinite period.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the amount per share paid for our common stock in this public offering and the as adjusted net tangible book value per share of our common stock immediately after completion of this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding as of March 31, 2021. Our net tangible book value as of March 31, 2021 was $2.0 million, or $0.08 per share, based on 26,616,048 shares of our common stock outstanding as of March 31, 2021.

After giving effect to the sale of 4,000,000 shares of our common stock in this offering at an offering price of $4.00 per share, and after deducting estimated offering fees and expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been approximately $13.6 million or $0.44 per share of common stock. This represents an immediate increase in net tangible book value of $0.36 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.66 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering.

Public offering price per fixed combination of securities		$3.10
Net tangible book value per share as of March 31, 2021	$0.08
Increase in net tangible book value per share attributable to new investors purchasing our securities in this offering	$0.36
As adjusted net tangible book value per share after giving effect to this offering		$0.44
Dilution per share to investors purchasing our common stock in this offering		$2.66
The above discussion and table are based on 26,616,048 shares of our common stock outstanding as of March 31, 2021, which does not include the following, as of that date:

•	107,500 shares of common stock issuable upon the exercise of options outstanding under our 2007 Stock Incentive Plan, at a weighted-average exercise price of $19.64 per share;

•	3,013,500 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan;

•	1,146,500 shares of common stock underlying outstanding warrants at a weighted average exercise price of $4.85;

•	Shares issuable upon the exercise of the Series A Warrants sold in this offering;

•	Shares issuable upon the exercise of the Series B Warrants to be issued in the concurrent private placement, as described under "Private Placement of Warrants."
The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock. To the extent that any of these outstanding options or warrants are exercised or we issue additional shares under our equity incentive plan, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of common stock and Series A Warrants in this offering, we will issue and sell to the investors Series B Warrants to purchase an aggregate of 3,000,000 shares of our common stock (75% of the number of shares of our common stock sold in this offering), at an initial exercise price equal to $4.40 per share, subject to adjustment.

The Series B Warrants are exercisable for a period of three years from the date on which first exercisable and shall be initially exercisable six months and one day after the issuance date. Subject to limited exceptions, a holder of Series B Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the purchaser prior to issuance of the Series B Warrants, 9.99%) of the number of common shares outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, investors may exercise those Series B Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus are “forward-looking statements.” These forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of Oblong, and other statements contained in this prospectus that are not historical facts. Forward-looking statements in this prospectus or hereafter included in other publicly available documents filed with the SEC, reports to our stockholders and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. When used in this prospectus, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are generally intended to identify forward-looking statements, because these forward-looking statements involve risks and uncertainties. There are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, among other risks: (i) the continued impact of the coronavirus (COVID-19) pandemic on our business, including its impact on our customers and other business partners, our ability to conduct operations in the ordinary course, and our ability to obtain capital financing important to our ability to continue as a going concern; (ii) our ability to continue as a going concern; (iii) our ability to raise capital in one or more debt and/or equity offerings in order to fund operations or any growth initiatives; (iv) our ability to innovate technologically, and, in particular, our ability to develop and execute the adoption of next generation Oblong technology; (v) customer acceptance and demand for our video collaboration services and network applications; (vi) the quality and reliability of our services; (vii) the prices for our products and services; (viii) customer renewal and adoption rates; (ix) risks related to the concentration of our customers and the degree to which our sales, now or in the future, depend on certain large client relationships; (x) customer acquisition costs; (xi) our ability to compete effectively in the video collaboration services and network services businesses; (xii) actions by our competitors, including price reductions for their competitive services; (xiii) potential federal and state regulatory actions; (xiv) our ability to satisfy the standards for continued listing of our common stock on the Nasdaq; (xv) changes in our capital structure and/or stockholder mix; (xvi) the costs, disruption, and diversion of management’s attention associated with any campaigns commenced by activist investors in the future; and (xvii) our management’s ability to execute its plans, strategies and objectives for future operations.
Please also see the discussion of risks and uncertainties under the heading “Risk Factors” above.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after payment of the placement agent fees and estimated offering expenses and other fees payable by us, will be approximately $11.5 million. We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include, among other things, paying general and administrative expenses and accounts payable, increasing our working capital, and funding research and development expenses, sales and marketing expenses and capital expenditures. We may also use a portion of the net proceeds for licensing or acquiring intellectual property to incorporate into our products and product candidates or our research and development programs and to in-license, acquire or invest in complementary businesses or products, although we have no commitments or agreements with respect to any such licenses, acquisitions or investments as of the date of this prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares of common stock. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, capital requirements, contractual restrictions, outstanding indebtedness, and other factors that our board of directors deems relevant.

PLAN OF DISTRIBUTION

We are offering 4,000,000 shares of our common stock pursuant to this prospectus supplement and a securities purchase agreement that we have entered into with investors.

The Special Equities Group, a division of Dawson James Securities, Inc., which we refer to herein as the placement agent, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the engagement letter, dated June 28, 2021. We have entered into a securities purchase agreement directly with investors in connection with this offering for the sale of the entire amount of securities offered by this prospectus supplement. We made offers only to a limited number of qualified institutional buyers and accredited investors. The purchase price of the common stock was determined based on negotiations with the purchasers and discussions with the placement agent based on current market factors, as well as consideration of the rules of the Nasdaq.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the placement agent a cash fee of $744,000 at closing. The following table shows the per share and the total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the common stock offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share and Series A Warrant	Total
Offering Price	$3.10	$12,400,000
Placement Agent Fees (1)(2)	$0.186	$744,000
Proceeds, before expenses, to us	$2.914	$11,656,000
______________________
(1) We have also agreed to pay to the placement agent a cash fee equal to 6% of any proceeds from the exercise of the warrants sold in this offering that were solicited by the placement agent.
(2) In addition, we have agreed to reimburse the placement agent for certain of their fees and expenses, up to $25,000.

We estimate that the total expenses of the offering payable by us, excluding the placement agent fees, will be approximately $95,000.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by a placement agent. Under these rules and regulations, the placement agent may not engage in any stabilization activity in connection with our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, the placement agent may provide in the future various advisory, investment, and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Our common stock is listed on the Nasdaq Capital Market under the symbol "OBLG".

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Arnold & Porter Kaye Scholer LLP, Denver, Colorado.

EXPERTS

The consolidated balance sheets of Oblong, Inc. (the "Company") as of December 31, 2020 and 2019 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 30, 2021. Such report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
As discussed above under “Oblong, Inc.,” on October 1, 2019, the Company closed an acquisition of all of the outstanding equity interests of Oblong Industries, Inc., a privately held Delaware corporation founded in 2006, and on March 6, 2020, the Company changed its name from Glowpoint, Inc. to Oblong, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us also may be inspected at the offices of the Financial Industry Regulatory Authority, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006. You may also obtain free copies of the documents that we file with the SEC by going to the Investors section of our website, www.oblong.com. The information provided on our website is not part of this prospectus, and therefore is not incorporated herein by reference.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet website.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus.
Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-35376) which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:
•    our Annual Report on Form 10-K (File No. 001-35376) for the year ended December 31, 2020, filed with the SEC on March 30, 2021;
•    our Quarterly Report on Form 10-Q (File No. 001-35376 for the period ended March 31, 2021, filed with the SEC on May 13, 2021;

•    our definitive proxy statement on Schedule 14A (File No. 001-35376), filed with the SEC on November 24, 2020;
•    our Current Reports on Form 8-K (File No. 001-35376) filed with the SEC on February 2, 2021, February 25, 2021, March 30, 2021, May 13, 2021, and June 28, 2021; and
•    the description of our common stock set forth in our Registration Statement on Form 8-A12B filed with the SEC on December 12, 2011, and any amendment or report filed for the purpose of updating such description.
Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document or other report that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement and prior to effectiveness of the registration statement, and subsequent to effectiveness of the registration statement and prior to such time as we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed and except as described above, Current Reports on Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. If you would like to request documents from us, please send a request in writing or by telephone to us at the following address:
Oblong, Inc.
Corporate Secretary
25587 Conifer Road, Suite 105-231
Conifer, Colorado 80433
(303) 640-3838

Information on Our Website

Information on any Oblong website, any subsection, page, or other subdivision of any Oblong website, or any website linked to by content on any Oblong website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

PROSPECTUS SUPPLEMENT

Oblong, Inc.

4,000,000 Shares of Common Stock
Series A Warrants to purchase 1,000,000 Shares of Common Stock

Placement Agent

The Special Equities Group
a division of Dawson James Securities, Inc.

June 28, 2021